                                                                      EXHIBIT 15

                       Independent Auditors' Review Report

The Shareholders and Board of Directors
Riviana Foods Inc.

We have reviewed the consolidated balance sheet of Riviana Foods Inc. and subsidiaries as of September 29, 2002, and the related consolidated statements of income and cash flows for the three-month period ended September 29, 2002. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Riviana Foods Inc. and subsidiaries as of June 30, 2002, and the related consolidated statements of income, capital accounts and retained earnings, comprehensive income and accumulated other comprehensive loss and cash flows for the year then ended (not presented herein); and in our report dated August 12, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 30, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                            KPMG LLP

Houston, Texas
October 14, 2002

October 14, 2002

Riviana Foods Inc.
Houston, Texas

Re:  Registration Statement Nos. 333-40865, 333-15843, 333-02484, 333-17901

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 14, 2002 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


KPMG LLP
Houston, Texas

                                       21